AMG FUNDS II

AMENDED AND RESTATED MULTIPLE CLASS EXPENSE

ALLOCATION PLAN PURSUANT TO RULE 18f-3

As of February 27, 2017

AMG Funds II, a Massachusetts business trust (the “Trust”), engages in business as an open-end management investment company. The Trust issues shares of beneficial interest in separate series, with shares of each series representing interests in a separate portfolio of securities and other assets (the Trust’s series together with all other such series subsequently established by the Trust are referred to herein individually as a “Series” and, collectively as the “Series”). The Trust has designated for each Series certain separate classes of shares, as set forth on Schedule B hereto (each a “Class”). The Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust (as defined in the Investment Company Act of 1940, as amended (“1940 Act”) (“Independent Trustees”)), having been furnished with and having evaluated information reasonably necessary to evaluate this Amended and Restated Multiple Class Expense Allocation Plan Pursuant to Rule 18f-3 (“Plan”), have determined in the exercise of their reasonable business judgment that the Plan is in the best interests of each class of each Series individually, and each Series and the Trust as a whole. Accordingly, the Trust has hereby adopted this Plan on behalf of its Series set forth on Schedule A hereto.

Section 1.	Class Differences.

Each Class of a Series shall represent an equal pro rata interest in the same portfolio of investments of that Series and, except as otherwise set forth in this Plan, shall differ solely with respect to: (i) distribution, service and other charges and expenses as provided for in Sections 2 and 3 of this Plan; (ii) the exclusive voting rights of each Class on matters submitted to shareholders that relate solely to that Class; (iii) the separate voting rights of each Class on matters submitted to shareholders in which the interests of one Class differ from the interests of another Class; (iv) such differences relating to eligible investors as may be set forth in the prospectuses and statements of additional information of each Series, as the same may be amended or supplemented from time to time (each a “Prospectus” and “SAI” and collectively, the “Prospectus” and “SAI”); (v) the designation of each Class; (vi) exchange privileges as provided for in Section 5; and (vii) conversion features as provided for in Section 4.

Section 2.	Distribution and Service Arrangements.

Class C shares shall not be subject to an initial sales charge, but shall be subject to a contingent deferred sales charge and shall be charged annual distribution and service fees under a Distribution and Service Plan adopted pursuant to Rule 12b-1 under the 1940 Act (the “Rule 12b-1 Plan”). The amount of and the provisions related to the contingent deferred sales charge, and the amount of fees under the Rule 12b-1 Plan (“Rule 12b-1 Plan Fees”) pertaining to the Class C shares are set forth on Schedule B hereto.

Class N shares shall be offered without imposition of an initial sales charge or contingent deferred sales charge. Class N shares of certain Series shall be charged Rule 12b-1 Plan Fees. The amount of Rule 12b-1 Plan Fees pertaining to the Class N shares of the applicable Series are set forth on Schedule B hereto. Class N shares shall be sold only to those investors meeting the eligibility requirements set forth in the Prospectus and SAI. Class N shares of certain Series also may pay fees for shareholder servicing provided by financial intermediaries (“Financial Intermediary Shareholder Servicing Fees”) as set forth on Schedule B hereto.

Class I shares shall be offered without imposition of an initial sales charge or contingent deferred sales charge and are not subject to any Rule 12b-1 Plan Fees. Class I shares of certain Series also may pay Financial Intermediary Shareholder Servicing Fees as set forth on Schedule B hereto. Class I shares shall be sold only to those investors meeting the eligibility requirements set forth in the Prospectus and SAI.

Class Z shares shall be offered without imposition of an initial sales charge or contingent deferred sales charge and are not subject to any Rule 12b-1 Plan Fees. Class Z shares shall be sold only to those investors meeting the eligibility requirements set forth in the Prospectus and SAI.

Section 3.	Expense Allocation.

(a)	Class Expenses.

Certain expenses may be attributable to a particular Class (“Class Expenses”). Class Expenses shall be allocated exclusively to the particular Class to which they are attributable. In addition to the Rule 12b-1 Fees described in Section 2 above, Class Expenses may include, but are not limited to, (a) expenses associated with the addition of classes of shares to the Trust (to the extent that the expenses were not fully accrued prior to the issuance of the new classes of shares); (b) expenses of administrative personnel and services required to support the shareholders of a specific Class; (c) litigation or other legal expenses relating to a specific Class of shares; (d) Trustees’ fees or expenses incurred as a result of issues relating to a specific Class of shares, (e) accounting expenses relating to a specific Class of shares; and (f) transfer agency fees and expenses.

Expenses attributable to a Series other than Class Expenses shall be allocated to each Class based on its net asset value relative to the net asset value of the Series. Notwithstanding the foregoing, the underwriter, investment advisor, subadvisor or other provider of services to a Series may waive or reimburse the expenses of a specific Class or Classes of the Series to the extent permitted under Rule 18f-3 under the 1940 Act; provided, however, that the Board of Trustees shall monitor the use of waivers or expense reimbursements intended to differ by Class.

Section 4.	Conversion Feature.

Class C shares of a Series shall automatically convert to Class N shares of the Series ten years after purchase, based on the relative net asset value of each such Class without imposition of any sales charge, fee or other charge, and thereafter are subject to the lower fees charged to Class N shares. Other than Class C shares, no other Class shall be subject to any automatic conversion.

Section 5.	Exchange Privilege.

Shares of a Class may be exchanged for shares of the same Class of another Series or for shares of certain other series as set forth in the Prospectus.

Section 6.	Additional Information.

The Prospectus and SAI contain additional information about each Class and the Series’ multiple class structure. This Plan is subject to the terms of the Prospectus and SAI; provided, however, that none of the terms set forth in the Prospectus and SAI shall be inconsistent with the terms of this Plan.

Section 7.	Term and Termination.

(a)	The Series.

This Plan shall become effective with respect to each Series as set forth on Schedule A hereto, and shall continue in effect with respect to the Classes of each such Series until terminated in accordance with the provisions of Section 7(b) hereof.

(b)	Termination.

This Plan may be terminated at any time with respect to the Trust or any Series or Class thereof, as the case may be, by vote of a majority of both the Trustees of the Trust and the Independent Trustees. The Plan may remain in effect with respect to the Trust or any Series or Class thereof even if it has been terminated in accordance with this Section 7(b) with respect to any other Series or Class of the Trust.

Section 8.	Amendments.

Before any material amendment to this Plan affecting the Trust or any Series or Class thereof, a majority of both the Trustees of the Trust and the Independent Trustees shall find that the amendment is in the best interests of each Class of each Series individually and each Series and the Trust as a whole.

AMG FUNDS II

MULTIPLE CLASS EXPENSE ALLOCATION PLAN

PURSUANT TO RULE 18f-3

SCHEDULE A

AMG Chicago Equity Partners Balanced Fund

AMG GW&K Enhanced Core Bond Fund

AMG Managers Amundi Intermediate Government Fund

AMG Managers Amundi Short Duration Government Fund

AMG Managers High Yield Fund

AMG FUNDS II

MULTIPLE CLASS EXPENSE ALLOCATION PLAN

PURSUANT TO RULE 18f-3

SCHEDULE B

AMG Chicago Equity Partners Balanced Fund

Class	Maximum Initial Sales Charge	Maximum Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Class N	None	None	0.25%	None
Class I	None	None	None	0.10%
Class Z	None	None	None	None

AMG GW&K Enhanced Core Bond Fund

Class	Maximum Initial Sales Charge	Maximum Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Class N	None	None	0.25%	None
Class I	None	None	None	0.10%
Class Z	None	None	None	None
Class C	None	1.00%	1.00%	None

Contingent Deferred Sales Charge. Class C shares held for less than one year are subject to a contingent deferred sales charge on redemptions in an amount equal to 1% of the lower of (1) the original purchase price of the shares or (2) the net asset value of the shares at the time of redemption, as described in each Series’ Prospectus and/or SAI. Class C shares held one year or longer are not subject to this contingent deferred sales charge. The contingent deferred sales charge also will not apply to shares acquired by the reinvestment of dividends or capital gains distributions.

In determining the applicability of the contingent deferred sales charge, Class C shares acquired through reinvestment of dividends and capital gains distributions will be redeemed first, followed by the Class C shares that have been in the shareholder’s account long enough so they are not subject to a contingent deferred sales charge. After these shares are exhausted, Class C shares will be redeemed in the order in which they were purchased, from oldest to newest. The contingent deferred sales charge, if any, upon redemption of Class C shares acquired through an exchange will be calculated based on the original purchase date of the Class C shares exchanged.

The contingent deferred sales charge, if any, upon redemption of Class C shares acquired through an exchange and held less than one year will be calculated based on the original purchase date of the Class C shares exchanged.

AMG Managers Amundi Intermediate Government Fund

Class	Maximum Initial Sales Charge	Maximum Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Class N	None	None	None	0.15%
Class I	None	None	None	0.05%
Class Z	None	None	None	None

AMG Managers Amundi Short Duration Government Fund

Class	Maximum Initial Sales Charge	Maximum Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Class N	None	None	None	0.15%
Class I	None	None	None	0.05%
Class Z	None	None	None	None

AMG Managers High Yield Fund

Class	Maximum Initial Sales Charge	Maximum Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Class N	None	None	0.25%	None
Class I	None	None	None	None